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                                                                    Exhibit 1(d)
                         FLEMING MUTUAL FUND GROUP, INC.

                             ARTICLES SUPPLEMENTARY

         Fleming Mutual Fund Group, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation's Board of Directors previously has authorized the creation of two portfolios of the Corporation, and pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of capital stock of the Corporation, the Board of Directors previously has duly classified 50,000,000 shares of authorized and unissued shares of undesignated Common Stock of the Corporation into a Series called "Mid Cap Value Fund" and has duly classified 50,000,000 shares of authorized and unissued shares of undesignated Common Stock of the Corporation into a Series called "Small Cap Growth Fund", and has provided for the issuance of such Series.

         Any class of capital stock shall be referred to herein individually as a "Class" and collectively, together with any further classes from time to time established, as "Classes."

         SECOND: The shares of these Series of capital stock, as so divided and reclassified by the Corporation's Board of Directors, shall have and be subject to all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of rights to require redemption set forth in the Corporation's Articles of Incorporation, except as otherwise set forth in these Articles Supplementary. These Articles Supplementary do not increase the authorized capital stock of the Corporation.

         THIRD:

         (a) The Board of Directors hereby designates the shares of capital stock in the Series so that each Series shall have four Classes. Until further changed, the "A" class of each Series shall consist of 12,500,000 shares, the "B" class shall consist of 12,500,000 shares, the "C" class shall consist of 12,500,000 shares, and the "Institutional" class shall consist of 12,500,000 shares. Any class of any Series of capital stock shall be referred to herein individually as a "Class" and collectively, together with any further classes from time to time established, as "Classes."

         (b) All Classes of a particular Series of capital stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights, terms and conditions with any other shares of capital stock of that Class; provided however, that notwithstanding anything in the charter of the Corporation to the contrary:

              (1) The shares of the A Class of a Series, B Class of a Series and C Class of a Series shall be subject to such front-end sales charges


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                   and/or contingent deferred sales charges as may be
                   established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended (the "Investment Company Act") and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

              (2) The shares of the Institutional Class of a Series shall not be subject to front-end sales charges or contingent deferred sales charges.

              (3) Expenses related solely to a particular Class of a Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

              (4) Except as may be otherwise required by law pursuant to any applicable order, rule or regulation issued by the Securities and Exchange Commission (the "SEC") or under Maryland law or otherwise, the holders of stock of any Series or Class created by these Articles Supplementary shall have respectively (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders which affects such Series or Class (provided that if it affects one or more of such Series or Classes, but less than all of such Series or Classes, the affected Series or Classes shall together have the exclusive vote), including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act applicable to such Series or Class and (ii) no voting rights with respect to the provisions of any Rule 12b-1 plan not applicable to such Series or Class or with regard to any other matter submitted to a vote of stockholders that does not affect the holders of such Series or Class.

              (5) On the eighth anniversary of the first business day of the month following the month in which shares of the B Class of a Series were purchased by a stockholder, such shares of the B Class of such Series (as well as a pro rata portion of any shares of such B Class of such Series purchased through the reinvestment of dividends and other distributions paid in respect of all shares of such B Class of such Series held by such stockholder) shall automatically convert to shares of the A Class of such Series; provided, however, that such conversion shall be subject to the continuing availability of an Internal Revenue Service ruling and an opinion of counsel to the effect that the conversion of the shares

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                   of such B Class of such Series does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of shares of any B Class of a Series if such ruling and opinion are no longer available.

              (6) The number of shares of the A Class capital stock into which the B Class capital stock is converted pursuant to paragraph
                   (5) above shall equal the number (including for these purposes fractional shares) obtained by dividing the net asset value per share of the B Class capital stock for purposes of sales and redemptions on the conversion date by the net asset value per share of the A Class capital stock for purposes of sales and redemptions thereof on the conversion date.

              (7) The holders of each Series or Class of capital stock classified or designated by these Articles Supplementary shall have such rights to exchange their shares for stock of any other Series or Class or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable law, rules and regulations of the SEC and the rules of the NASD, including but not limited to such rights to credit holding periods of the stock exchanged with respect to the stock received in the exchange.

         FOURTH: The shares aforesaid have been duly classified or reclassified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Charter.

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IN WITNESS WHEREOF, Fleming Mutual Fund Group, Inc. has caused these Articles
Supplementary to be executed by its President and witnessed by its Secretary on this 23rd day of April, 2001. The President of the Corporation who executed these Articles Supplementary acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.


                                      FLEMING MUTUAL FUND GROUP, INC.



 (SEAL)                               By: /s/ Jonathan K.L. Simon
                                          -----------------------
                                          Jonathan K.L. Simon
                                          President
WITNESS:


/s/ Larry A. Kimmel
-------------------
Larry A. Kimmel
Secretary